Exhibit 12(b)

CERTIFICATION

Mark D. Nerud, Principal Executive Officer and Daniel W. Koors, Principal Financial Officer of the JNLNY Variable Fund I LLC, certify that:

1.	This Form N-CSR filing for the registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Mark D. Nerud
Mark D. Nerud Principal Executive Officer

Date:	March 8, 2007

By:	/s/ Daniel W. Koors
Daniel W. Koors Principal Financial Officer

Date:	March 8, 2007